EXHIBIT 99.1

Qumu Announces First Quarter 2019 Results, Reiterates Confidence in Annual Guidance
Company reports record gross margins, growing revenues and second consecutive quarter of positive adjusted EBITDA

Conference Call Wednesday, May 1, 2019 at 10:00 a.m. ET

Minneapolis, MN – April 30, 2019 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the first quarter ended March 31, 2019. The Company reported first quarter revenue of $7.1 million, a net loss of $(950,000) and adjusted EBITDA, a non-GAAP measure, of $210,000, ending the quarter with cash of $8.6 million.

"Qumu has delivered a strong start to 2019, building on momentum from the second half of 2018. Given our growing revenue, strong sales pipeline, solid balance sheet and positive adjusted EBITDA for three of the last four quarters, we have a high degree of confidence in our 2019 annual financial guidance," said Vern Hanzlik, Qumu’s President and CEO. "Convergence of the Enterprise Video market with the Web and Video Conferencing market traditionally dominated by firms like Zoom, Cisco, Microsoft, and Google is happening as we speak—and Qumu is directly benefiting from it."

For the three months ended March 31, 2019, revenue was $7.1 million, compared to $4.8 million last year, and net loss was $(950,000), or $(0.10) per diluted share, compared to $(4.5) million, or $(0.48) per diluted share, for the first quarter 2018. For the three months ended March 31, 2019, adjusted EBITDA was $210,000, compared to adjusted EBITDA of $(2.9) million for the first quarter 2018.

Other Financial Highlights

•	Operating loss decreased by $3.3 million in the three months ended March 31, 2019, compared to corresponding 2018 period.

•	Gross margin for the first quarter 2019 was 78.3%, compared to 56.3% for first quarter 2018.

•	Cash and cash equivalents totaled $8.6 million as of March 31, 2019, compared to $8.6 million as of December 31, 2018.

•	Software license and appliance revenue was $1.0 million and $451,000 for the three months ended March 31, 2019 and 2018, respectively.

•	Subscription, maintenance and support revenue was $5.6 million and $4.0 million for the three months ended March 31, 2019 and 2018, respectively.

•	Operating expenses decreased $503,000 during the three months ended March 31, 2019, compared to the corresponding 2018 period, reflecting the impact of the Company's improved operating efficiencies.

Business Outlook
The Company is reiterating its financial guidance for 2019:

•	Annual contract value bookings growth is expected to be 20% to 25% in 2019 compared to 2018.

•	Revenue for 2019 is expected to be approximately $27 million. Gross margin percentage is expected to be in the high 60s to low 70s.

•
Net loss for 2019 is expected to be approximately $(5.1) million. Adjusted EBITDA for 2019 is expected to be approximately $(1.5) million. Forecasted adjusted EBITDA for 2019 excludes forecasted interest expense of approximately $1.0 million, income tax benefit of approximately $(0.2) million, depreciation expense of approximately $0.3 million, amortization of acquired intangible assets of approximately $1.2 million, stock-based compensation of approximately $0.9 million, and increase in warrant liability of approximately $0.4 million.

Conference Call
The Company has scheduled a conference call and webcast to review its first quarter 2019 results tomorrow, May 1, 2019 at 10:00 a.m. Eastern Time. The dial-in number for the conference call is 877-456-6914 for domestic participants and 929-387-3794 for international participants. Investors can also access a webcast of the live conference call by linking through the Investor Relations section of the Qumu website, https://qumu.com/en/investor-relations/. Webcasts will be archived on Qumu’s website.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net income (loss), a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, and other non-operating income and expenses.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2019 and 2018.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue and the demand for the Company’s products or software. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Qumu (Nasdaq: QUMU) is the leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Investor Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenues:
Software licenses and appliances	$1,005	$451
Service	6,093	4,380
Total revenues	7,098	4,831
Cost of revenues:
Software licenses and appliances	311	335
Service	1,226	1,777
Total cost of revenues	1,537	2,112
Gross profit	5,561	2,719
Operating expenses:
Research and development	1,674	1,903
Sales and marketing	2,352	2,180
General and administrative	1,746	2,181
Amortization of purchased intangibles	218	229
Total operating expenses	5,990	6,493
Operating loss	(429)	(3,774)
Other income (expense):
Interest expense, net	(205)	(844)
Decrease (increase) in value of warrant liability	(289)	387
Other, net	(31)	(387)
Total other expense, net	(525)	(844)
Loss before income taxes	(954)	(4,618)
Income tax benefit	(4)	(88)
Net loss	$(950)	$(4,530)

Net loss per share – basic and diluted:
Net income loss per share	$(0.10)	$(0.48)
Weighted average shares outstanding	9,688	9,370

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

Assets	March 31, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$8,571	$8,636
Receivables, net	4,380	6,278
Contract assets	1,661	485
Income taxes receivable	339	327
Prepaid expenses and other current assets	2,140	2,192
Total current assets	17,091	17,918
Property and equipment, net	680	545
Right of use assets – operating leases	1,128	—
Intangible assets, net	3,956	4,247
Goodwill	7,134	6,971
Deferred income taxes, non-current	53	55
Other assets, non-current	476	544
Total assets	$30,518	$30,280
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,640	$2,838
Accrued compensation	1,150	1,548
Deferred revenue	9,558	9,672
Operating lease liabilities	549	—
Deferred rent	—	45
Term loan and other financing obligations	3,690	152
Warrant liability	3,087	2,798
Total current liabilities	20,674	17,053
Long-term liabilities:
Deferred revenue, non-current	1,425	1,672
Income taxes payable, non-current	568	563
Deferred tax liability, non-current	—	2
Operating lease liabilities, non-current	1,021	—
Deferred rent, non-current	—	302
Term loan and other financing obligations, non-current	146	3,488
Other liabilities, non-current	—	195
Total long-term liabilities	3,160	6,222
Total liabilities	23,834	23,275
Stockholders’ equity:
Common stock	98	96
Additional paid-in capital	69,266	69,072
Accumulated deficit	(59,635)	(58,875)
Accumulated other comprehensive loss	(3,045)	(3,288)
Total stockholders’ equity	6,684	7,005
Total liabilities and stockholders’ equity	$30,518	$30,280

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended March 31,
	2019	2018
Operating activities:
Net loss	$(950)	$(4,530)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	408	699
Stock-based compensation	231	210
Accretion of debt discount and issuance costs	128	746
Gain on lease modification	(21)	—
Decrease in value of warrant liability	289	(387)
Deferred income taxes	—	(37)
Changes in operating assets and liabilities:
Receivables	1,914	1,645
Contract assets	(1,176)	14
Income taxes receivable / payable	(3)	(62)
Prepaid expenses and other assets	125	(317)
Accounts payable and other accrued liabilities	(75)	(444)
Accrued compensation	(405)	—
Deferred revenue	(424)	603
Deferred rent	—	(75)
Other non-current liabilities	(24)	186
Net cash provided by (used in) operating activities	17	(1,749)
Investing activities:
Purchases of property and equipment	(14)	(2)
Net cash used in investing activities	(14)	(2)
Financing activities:
Proceeds from term loan and warrant issuance	—	10,000
Principal payments on term loans	—	(8,000)
Payments for term loan issuance costs	—	(1,308)
Principal payments on financing obligations	(80)	(99)
Common stock repurchases to settle employee withholding liability	(36)	(19)
Net cash provided by (used in) financing activities	(116)	574
Effect of exchange rate changes on cash	48	45
Net decrease in cash and cash equivalents	(65)	(1,132)
Cash and cash equivalents, beginning of period	8,636	7,690
Cash and cash equivalents, end of period	$8,571	$6,558

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended March 31,
	2019	2018
Software licenses and appliances	$1,005	$451
Service
Subscription, maintenance and support	5,563	4,038
Professional services and other	530	342
Total service	6,093	4,380
Total revenue	$7,098	$4,831

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2019	2018
Net loss	$(950)	$(4,530)
Interest expense, net	205	844
Income tax benefit	(4)	(88)
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	—	3
Depreciation and amortization in operating expenses	73	169
Total depreciation and amortization expense	73	172
Amortization of intangibles included in cost of revenues	117	298
Amortization of intangibles included in operating expenses	218	229
Total amortization of intangibles expense	335	527
Total depreciation and amortization expense	408	699
EBITDA	(341)	(3,075)
Increase (decrease) in fair value of warrant liability	289	(387)
Other expense, net	31	387
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	8	10
Stock-based compensation included in operating expenses	223	200
Total stock-based compensation expense	231	210
Adjusted EBITDA	$210	$(2,865)